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                                                                 Exhibit 10.13
================================================================================


                                CREDIT AGREEMENT

                                   dated as of


                                December 22, 1999


                                      among


                         CREMASCOLI ORTHO HOLDING S.A.,


                            THE LENDERS PARTY HERETO,


                       CHASE MANHATTAN BANK, PARIS BRANCH,

                       as Local Agent and Initial Lender,


                            THE CHASE MANHATTAN BANK,

               as US Administrative Agent and US Collateral Agent,

                                       and

                             BANK OF AMERICA, N.A.,

                             as US Syndication Agent

                            ------------------------

                              CHASE SECURITIES INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                  as Co-Lead Arrangers and Joint Book Managers

================================================================================

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

                                TABLE OF CONTENTS



                                   ARTICLE I
                                  DEFINITIONS
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SECTION 1.01.  DEFINED TERMS.............................................................................1
SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS....................................................9
SECTION 1.03.  TERMS GENERALLY...........................................................................9
SECTION 1.04.  FOREIGN CURRENCY TRANSLATION..............................................................9


                                   ARTICLE II
                                   THE CREDITS
SECTION 2.01.  COMMITMENTS...............................................................................9
SECTION 2.02.  LOANS AND BORROWINGS......................................................................9
SECTION 2.03.  REQUESTS FOR BORROWINGS..................................................................10
SECTION 2.04.  FUNDING OF BORROWINGS....................................................................10
SECTION 2.05.  INTEREST ELECTIONS.......................................................................11
SECTION 2.06.  TERMINATION AND REDUCTION OF COMMITMENTS.................................................12
SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.....................................................12
SECTION 2.08.  AMORTIZATION OF TERM LOANS...............................................................13
SECTION 2.09.  PREPAYMENT OF LOANS......................................................................14
SECTION 2.10.  FEES.....................................................................................14
SECTION 2.11.  INTEREST.................................................................................15
SECTION 2.12.  INCREASED COSTS..........................................................................15
SECTION 2.13.  BREAK FUNDING PAYMENTS...................................................................16
SECTION 2.14.  TAXES....................................................................................16
SECTION 2.15.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS..............................17
SECTION 2.16.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS...........................................19


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  ORGANIZATION; POWERS.....................................................................20
SECTION 3.02.  AUTHORIZATION; ENFORCEABILITY............................................................20
SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS.....................................................20
SECTION 3.04.  COMPLIANCE WITH LAWS AND AGREEMENTS......................................................20
SECTION 3.05.  SOLVENCY.................................................................................20
SECTION 3.06.  SECURITY DOCUMENTS.......................................................................21


                                  ARTICLE IV
                                  CONDITIONS
SECTION 4.01.  EFFECTIVE DATE...........................................................................21
SECTION 4.02.  CREDIT EVENTS............................................................................22

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                                    ARTICLE V
Covenants...............................................................................................22


                                   ARTICLE VI
Events of Default.......................................................................................24


                                   ARTICLE VII
The Local Agent.........................................................................................25


                                  ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01.  NOTICES..................................................................................27
SECTION 8.02.  WAIVERS; AMENDMENTS......................................................................28
SECTION 8.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.......................................................29
SECTION 8.04.  SUCCESSORS AND ASSIGNS...................................................................30
SECTION 8.05.  SURVIVAL.................................................................................32
SECTION 8.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.................................................32
SECTION 8.07.  SEVERABILITY.............................................................................32
SECTION 8.08.  RIGHT OF SETOFF..........................................................................33
SECTION 8.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...............................33
SECTION 8.10.  WAIVER OF JURY TRIAL.....................................................................33
SECTION 8.11.  HEADINGS.................................................................................34
SECTION 8.12.  CONFIDENTIALITY..........................................................................34
SECTION 8.13.  INTEREST RATE LIMITATION.................................................................34
SECTION 8.14.  EFFECTIVE GLOBAL RATE....................................................................35
SECTION 8.15.  SUBROGATION..............................................................................35
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SCHEDULES:

Schedule 1                 Additional Undertakings Relating to Security


EXHIBITS:

Exhibit A                  Form of Assignment and Acceptance
Exhibit B                  Form of Parent Guarantee
Exhibit C                  Form of Pledge Agreement
Exhibit D                  Form of Subsidiary Guarantee
Exhibit E-1                Form of Revolving Credit Note
Exhibit E-2                Form of Term Note
Exhibit F                  Form of Opinion of Borrower's Counsel
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





                                    CREDIT AGREEMENT dated as of December 22,
                           1999, among CREMASCOLI ORTHO HOLDING S.A., a societe anonyme organized under the laws of the Republic of France, the LENDERS from time to time party hereto, CHASE MANHATTAN BANK, PARIS BRANCH, as the agent for such lenders and as the initial lender, THE CHASE MANHATTAN BANK, as the United States administrative agent and collateral agent, and BANK OF AMERICA, N.A., as the United States syndication agent.


                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                   SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ACQUISITION" means the acquisition of all of the outstanding capital stock of the Borrower by Holdings pursuant to the Acquisition Documents.

                  "ACQUISITION DOCUMENTS" means the Agreement for the Sale and Purchase of Cremascoli Ortho Holding S.A. dated as of December 11, 1999, as amended as of December 22, 1999, between the sellers listed therein and WMT Holdings and any other documents provided, or to be provided, in connection therewith.

                  "ADJUSTED EURIBO RATE" means, with respect to any Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBO Rate for such Interest Period MULTIPLIED by (b) the Statutory Reserve Rate.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGENTS" means the Local Agent, US Administrative Agent, the US Collateral Agent and the US Syndication Agent.

                  "AGGREGATE AVAILABLE AMOUNT" means, on any date, the euro equivalent of the aggregate undrawn stated amount under the Standby Letters of Credit as adjusted from time to time in accordance with such Letters of Credit, and as determined in accordance with Section 1.04.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 8.04), and accepted by the Local Agent, in the form of Exhibit A or any other form approved by the Local Agent.

                   "BORROWER" means Cremascoli Ortho Holding S.A., a societe anonyme organized under laws of the Republic of France.

                  "BORROWING" means Loans of the same Class, made or continued on the same date and as to which a single Interest Period is in effect.

                  "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "BUSINESS DAY" means any day that is not (i) a Saturday, Sunday or other day on which commercial banks in Paris, France, are authorized or required by law to remain closed or (ii) any day that is not a TARGET day.

                  "CALCULATION DATE" means the last Business Day of each month and each other date on which the Local Agent, in its discretion, calculates and notifies the Borrower and the Lenders of the Aggregate Available Amount.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

                  "COLLATERAL" means any and all "Collateral" as defined in any Security Document.

                  "COMMITMENT" means a Revolving Commitment, Term Commitment or any combination thereof (as the context requires).

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                   "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "EMU LEGISLATION" means the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

                  "EQUITY FINANCING" means (a) the contribution by Warburg, Pincus Equity Partners, L.P., and one or more of its Affiliates to WMT Holdings of an aggregate amount of not less than $32,600,000 in cash in exchange for additional common stock of WMT Holdings or Series A

Preferred Stock, (b) the contribution by WMT Holdings to WMT of (i) an aggregate amount of not less than $32,600,000 in cash and (ii) Series A Preferred Stock with an aggregate liquidation value of $1,500,000, (c) the contribution of the assets described in clause (b) of this definition to Holdings for subordinated indebtedness and all of the outstanding capital stock of Holdings and (d) the contribution by Holdings to the Borrower of not less than $17,800,000 in cash.

                  "EURIBO RATE" means, with respect to any Borrowing for any Interest Period, the rate appearing on the applicable page of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Local Agent from time to time for purposes of providing quotations of interest rates applicable to euro deposits in the London interbank market) at approximately 11:00 a.m., Paris time, two TARGET Days prior to the commencement of such Interest Period, as the rate for euro deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "EURIBO RATE" with respect to such Borrowing for such Interest Period shall be the rate at which euro deposits of euro 5,000,000 and for a maturity comparable to such Interest Period are offered by the principal Paris office of the Agent in immediately available funds in the Paris interbank market at approximately 11:00 a.m., Paris time, two TARGET Days prior to the commencement of such Interest Period.

                  "EURO" means the lawful money of the participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992 and any EMU Legislation.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VI.

                  "EXCLUDED TAXES" means, with respect to the Local Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, capital, branch profits or franchise taxes imposed on (or measured by) its net or gross income, capital or profits by the United States of America or any state or political subdivision thereof, or by the jurisdiction or any state or political subdivision thereof under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (PROVIDED, HOWEVER, that no Lender shall be deemed to be located in any jurisdiction solely as a result of receiving any payment under or taking any action related to any Loan), and (b) any withholding taxes in effect on the Effective Date imposed by any applicable Governmental Authority of the Republic of France in connection with any payments by any Loan Party under any Loan Document other than payments to any Person (including any Lender or any Affiliate of such Lender) exercising any right of subrogation under any Loan Document.

                  "EXISTING DEBT" means all indebtedness of the Borrower and the Subsidiaries outstanding on the Effective Date.

                  "EXPOSURE" means, on any date and without duplication, (a) the principal amount of all Loans outstanding hereunder and (b) any other financial obligation (including any interest or fees arising under this Agreement) of any Loan Party under any Loan Document to the extent such obligation remains unpaid following the date such obligation becomes due.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "GOVERNMENTAL AUTHORITY" means the government of the Republic of France or any political subdivision thereof, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE AGREEMENTS" means the Parent Guarantee and the Subsidiary Guarantee.

                  "HOLDINGS" means 2 Hip Holdings S.A.S., a societe par actions simplifiee organized under laws of the Republic of France.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INITIAL LENDER" shall mean Chase Manhattan Bank, Paris
Branch.

                  "INTEREST ELECTION REQUEST" means a request by the Borrower to continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.05.

                  "INTEREST PAYMENT DATE" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "INTEREST PERIOD" means, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

                  "LENDERS" means the Initial Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreements and the Security Documents.

                  "LOAN PARTIES" means Holdings, Cremascoli and the
Subsidiaries.

                  "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "LOCAL AGENT" means Chase Manhattan Bank, Paris Branch, in its capacity as agent for the Lenders hereunder.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect, after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge such obligations), on (a) the business, operations, property, condition (financial or otherwise) or prospects of WMT Holdings and its subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders or the Local Agent under the Loan Documents taken as a whole.

                  "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents or other security document, in a form to be specified by the Local Agent, granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Local Agent.

                  "MORTGAGED PROPERTY" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party on the Effective Date, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

                  "NOTE" has the meaning assigned to such term in Section
2.07(e).

                  "OBLIGATIONS" means the obligations of the Loan Parties hereunder and under the Guarantee Agreements.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PARENT GUARANTEE" means the First Demand Guarantee, substantially in the form of Exhibit B, made by Holdings in favor of the Local Agent for the benefit of the Secured Parties.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLEDGE AGREEMENT" means each Pledge Agreement, substantially in the form of Exhibit C, from Holdings, the Borrower or any Subsidiary, as the case may be, to the Local Agent for the benefit of the Secured Parties..

                  "REGISTER" has the meaning set forth in Section 8.04.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Loans, Term Loans and unused Commitments representing at least a majority of the sum of the total Revolving Loans, outstanding Term Loans and unused Commitments at such time.

                  "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum principal amount of the Revolving Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The amount of the Initial Lender's Revolving Commitment as of the Effective Date is euro 5,000,000.

                  "REVOLVING LENDER" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Loans.

                  "REVOLVING LOAN" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "REVOLVING MATURITY DATE" means November 21, 2005.

                  "SECURED PARTIES" means the Local Agent, the Lenders and, following any disbursement under any Standby Letter of Credit, any Person subrogated to the rights of the Lenders hereunder.

                  "SECURITY DOCUMENTS" means the Mortgages (if any), the Pledge Agreements and each other document or instrument creating a Lien on the assets of any Loan Party in favor of the Local Agent for the benefit of the Secured Parties.

                  "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of WMT Holdings as defined in WMT Holdings' Certificate of Incorporation as in effect on December 7, 1999 and filed with the Secretary of State for the State of Delaware.

                  "SPOT EXCHANGE RATE" means, on any day, the spot rate at which dollars are offered on such day for euro as such rate appears on applicable page of the Telerate Service at approximately 11:00 a.m., London time (and if such spot rate is not available on the Telerate Service, such spot rate as quoted by Chase Manhattan International Limited at approximately 11:00 a.m., London time).

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued by the US Issuing Bank under the WMT Credit Agreement for the benefit of the Local Agent on behalf of the Lenders.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority to which the Local Agent or any Lender is subject for the funding of loans denominated in euro. Such reserve percentages shall include those imposed by Regulation D of the Board of Governors of the Federal Reserve System. Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP (as defined in the WMT Credit Agreement) as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary of the Borrower.

                  "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee (a "cAUTIONNEMENT SOLIDAIRE"), substantially in the form of Exhibit D, made by the Subsidiaries in favor of the Local Agent for the benefit of the Secured Parties, and any other Guarantee provided from time to time by any Subsidiary to guarantee the obligations of the Borrower hereunder.

                  "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

                  "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERM COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The amount of the Initial Lender's Term Commitment as of the Effective Date is euro 17,500,000.

                  "TERM LENDER" means a Lender with a Term Commitment or an outstanding Term Loan.

                  "TERM LOAN" means a Loan made pursuant to clause (a) of
Section 2.01.

                  "TERM MATURITY DATE" means November 21, 2005.

                  "TRANSACTIONS" means the Acquisition, the Equity Financing, the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

                  "US ADMINISTRATIVE AGENT" means Chase Manhattan Bank, in its capacity as administrative agent for the US Lenders.

                  "US COLLATERAL AGENT" means Chase Manhattan Bank, in its capacity as collateral agent for the US Lenders.

                  "US ISSUING BANK" means the Issuing Bank as such term is defined in the WMT Credit Agreement.

                  "US LENDERS" means the Lenders as such term is defined in the WMT Credit Agreement.

                  "US REQUIRED LENDERS" means the Required Lenders as such term is defined in the WMT Credit Agreement.

                  "US SYNDICATION AGENT" means Bank of America, N.A.

                  "WMT" means Wright Medical Technology, Inc., a Delaware corporation.

                  "WMT CREDIT AGREEMENT" means the Credit Agreement dated as of December 7, 1999, among WMT Holdings, WMT, the US Lenders, the US Administrative Agent, the US Collateral Agent, the US Issuing Bank, the US Syndication Agent, the Local Agent and the Initial Lender.

                  "WMT HOLDINGS" means Wright Acquisition Holdings, Inc., a Delaware corporation.

                  "WMT LOAN DOCUMENTS" means the WMT Loan Documents as such term is defined in the WMT Credit Agreement.

                  "WMT LOAN PARTIES" means the WMT Loan Parties as such term is defined in the WMT Credit Agreement.

                  "WMT TERM BORROWINGS" means the Term Borrowings as such term is defined in the WMT Credit Agreement.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan" or a "Term Loan").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. FOREIGN CURRENCY TRANSLATION. Except as otherwise provided for herein, on each date that the calculation of the U.S. dollar equivalent of the Loans or the Borrowings is required under any Loan Document or the WMT Credit Agreement, the US Administrative Agent shall determine the Spot Exchange Rate to be used for such conversion, and the US Administrative Agent's determination of such Spot Exchange Rate shall be binding on all parties hereto, absent manifest error.


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment, (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in sum of the principal amount of such Lender's Revolving Loans exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of euro 100,000 and a minimum of euro 1,000,000. Borrowings of more than one Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of six Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

                  SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Local Agent of such request by telephone not later than 11:00 a.m., Paris time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Local Agent of a written Borrowing Request in a form approved by the Local Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.04.

If no Interest Period is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Local Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Paris time, to the account of the Local Agent most recently designated by it for such purpose by notice to the Lenders. The Local Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Local Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Local Agent such Lender's share of such Borrowing, the Local Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Local Agent, then the applicable Lender and the Borrower severally agree to pay to the Local Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Local Agent at (i) in the case of such Lender, a rate determined by the Local Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, a rate determined by the Local Agent to represent its cost of funds plus 0.25% per annum. If such Lender pays such amount to the Local Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall have an Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Local Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Local Agent of a written Interest Election Request in a form approved by the Local Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

                  (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Local Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued with an Interest Period of one month's duration.

                  SECTION 2.06. TERMINATION AND REDUCTION OF COMMITMENTS. (a)
(i) The Term Commitments shall terminate at 5:00 p.m., Paris time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date; PROVIDED, HOWEVER, that the Revolving Commitments shall also terminate at 5:00 p.m., Paris time, on the Effective Date if there are no outstanding Term Loans as of such date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; PROVIDED that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of euro 1,000,000.

                  (c) The Borrower shall notify the Local Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Local Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Local Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Local Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Local Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Local Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Local Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Local Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a "NOTE"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and its registered assigns and in the form of Exhibit E-1, E-2 or in any other form approved of by the Local Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein and its registered assigns.

                  SECTION 2.08. AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount equal to the product of (i) the percentage set forth opposite such date and (ii) the aggregate principal amount of Term Loans outstanding on the Effective Date:


               DATE                                                        PERCENTAGE
               June 30, 2000                                                2.173913%
               December 31, 2000                                            2.173913%
               June 30, 2001                                                4.347826%
               December 31, 2001                                            4.347826%
               June 30, 2002                                                6.521739%
               December 31, 2002                                            6.521739%
               June 30, 2003                                                8.695652%
               December 31, 2003                                            8.695652%
               June 30, 2004                                               13.043478%
               December 31, 2004                                           13.043478%
               June 30, 2005                                               15.217392%
               Term Maturity Date                                          15.217392%


                  (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

                  (c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; PROVIDED that any prepayment of a Term Borrowing made pursuant to Section 2.09(a) may be applied, at the Borrower's option, first, to reduce the scheduled repayments of the Term Borrowings to be made pursuant to this Section during the succeeding 12 months, in order of maturity, and, second, to reduce the remaining scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably.

                  (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Local Agent by telephone

(confirmed by telecopy) of such selection not later than 11:00 a.m., Paris time, three Business Days before the scheduled date of such repayment. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.09. PREPAYMENT OF LOANS. (a) Subject to the requirements of this section and Section 2.15(f), the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part.

                  (b) Subject to the requirements of Section 2.15(f), in the event and on each occasion that any prepayment of the Term Borrowings is required pursuant to terms of the WMT Credit Agreement, the Borrower shall prepay Term Borrowings as required by the WMT Credit Agreement.

                  (c) In the event and on each occasion that the Exposure on any Calculation Date exceeds 95% of the Aggregate Available Amount on such date, the Borrower shall, as promptly as practicable and in any event within three Business Days thereafter, prepay the Loans in an amount sufficient to eliminate such excess. Any amount to be prepaid pursuant to this paragraph (c) shall be used (i) first, to prepay any outstanding Revolving Borrowings, and (ii) second, to prepay any outstanding Term Borrowings.

                  (d) Subject to the requirements of paragraphs (b) and (c), prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(e) of this Section.

                  (e) The Borrower shall notify the Local Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., Paris time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Local Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                  SECTION 2.10. FEES. The Borrower agrees to pay to the Local Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which each Revolving Commitment terminates, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Local Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. INTEREST. (a) The Loans comprising each Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing PLUS 0.25%.

                  (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the rate otherwise applicable to Loans as provided in the preceding paragraph PLUS 2.00%.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted EURIBO Rate shall be determined by the Local Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. INCREASED COSTS. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; PROVIDED that any such increased cost attributable to Taxes shall be governed solely by Section 2.14 hereof.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.13. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith), or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of the present value of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted EURIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), LESS (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for euro deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.14. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased, to the fullest extent permitted by law, as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Local Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Local Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Local Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest and expenses to the extent resulting from the gross negligence or willful misconduct of the Local Agent or such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate containing a summary calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Local Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Local Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Local Agent and which is customarily issued by the applicable Governmental Authority.

                  (e) If the Local Agent or any Lender receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to the Borrower to the extent that it has already received indemnity payments or additional amounts pursuant to this Section with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all reasonable out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower shall, upon request of the Local Agent or such Lender, repay such refund (plus penalties, interest or other charges imposed by the relevant Governmental Authority (other than any such penalties, interest and other charges to the extent resulting from the gross negligence or willful misconduct of the Local Agent or such Lender)) to the Local Agent or such Lender if the Local Agent or such Lender is required to repay such refund to such Governmental Authority.

                  (f) Any Lender that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Local Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Such Lender shall timely deliver revised and updated documentation, as appropriate, to (i) the Borrower or (ii) at the request of the Borrower, any applicable Governmental Authority. Nothing contained in this Section shall require the Local Agent or any Lender to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Borrower or any other Person.

                  SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, Paris time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Local Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Local Agent at its offices at Washington Plaza, 40-42 rue Washington, 75008 Paris, France, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 8.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Local Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in euro.

                  (b) If at any time insufficient funds are received by and available to the Local Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to WMT Holdings or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Local Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Local Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Local Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Local Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Local Agent, at a rate determined by the Local Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 8.03(c), then the Local Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Local Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  (f) Any funds to be used to prepay Term Borrowings pursuant to
Section 2.09(a) or (b) shall first be allocated pro rata between the Term Borrowings and the WMT Term Borrowings based upon the aggregate outstanding principal amount of the Term Borrowings and the WMT Term Borrowings on the date of such prepayment.

                  SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, or to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender defaults in its obligation to fund Loans hereunder, or if any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Local Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Local Agent, which consent shall not unreasonably be withheld or delayed, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing, if applicable, under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, if applicable, every jurisdiction where such qualification is required.

                  SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions and the making of each Loan (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

                  SECTION 3.04. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each

Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                  SECTION 3.06. SECURITY DOCUMENTS. Each Security Document, when the Lien created thereunder is properly perfected, will constitute a valid and enforceable first ranking pledge on the shares or assets subject to such Security Document.


                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. This Agreement and the Commitments of the Lenders shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

                  (a) The Local Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Local Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Local Agent shall have received favorable written opinions (addressed to the Local Agent, the Lenders, the US Administrative Agent, the US Issuing Bank and the US Lenders and dated the Effective Date) of Freshfields, counsel for the Borrower, including an opinion substantially in the form of Exhibit F. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Local Agent shall have received such documents and certificates as the Local Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to any Loan Party, the Loan Documents or the Transactions, all in form and substance satisfactory to the Local Agent and its counsel.

                  (d) The Local Agent shall have received (i) counterparts of the Subsidiary Guarantee signed on behalf of each Subsidiary party thereto and (ii) a counterpart of the Parent Guarantee signed on behalf of Holdings.

                  (e) Each action required to be taken on or prior to the Effective Date pursuant to Schedule 1 shall have been completed (or the Local Agent shall have received such documents or instruments as will allow the Local Agent to complete such action without further participation or action on the part of the Borrower or any other person).

                  (f) The Local Agent shall have received (i) a certificate of the secretary of the board of directors or a duly authorized representative of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (B) as to the incumbency and specimen signature of each officer of such Loan Party executing any Loan Document or any other document delivered in connection herewith;
         (ii) a certificate of another officer as to the incumbency and specimen signature of the secretary of the board of directors or a duly authorized representative executing the certificate pursuant to (i) above; (iii) an "EXTRAIT K BIS" or certificate of incorporation and a certificate of good standing, if applicable, in respect of such Loan Party from the appropriate Governmental Authority of the jurisdiction of its incorporation dated as of the Effective Date; (iv) a certified copy of the "STATUTS" or articles of incorporation and/or bylaws as of the Effective Date; and (v) such other documents as the Lenders or counsel for the Administrative Agent, may reasonably request.

                  (g) The representations and warranties of the Borrower set forth in Article III shall be true and correct on and as of the Effective Date, and the Local Agent shall have received a certificate, dated the Effective Date and signed by the President of the Borrower, confirming that such representations and warranties are true and correct on and as of such date.

                  SECTION 4.02. CREDIT EVENTS. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party and each WMT Loan Party set forth in the Loan Documents or the WMT Loan Documents shall be true and correct on and as of the date of such Borrowing (other than those which expressly relate to a specified date).

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) The Local Agent shall have received a duly issued and executed Standby Letter of Credit, and, after giving effect to any such Borrowing, the Exposure shall not exceed 95% of the Aggregate Available Amount.

                  (d) The Local Agent shall have received notice requesting a Borrowing as required by Section 2.03.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.


                                    ARTICLE V

                                    COVENANTS

                  Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and no Person shall have any rights of subrogation, contingent or otherwise, under this Agreement, the Borrower covenants and agrees with the Lenders that:

                  (a) The Borrower will furnish to the Local Agent, the US Administrative Agent and each Lender prompt written notice of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

                  (b) The Borrower will use the proceeds of (i) the Term Loans, together with a portion of the proceeds of the Equity Financing, solely to repay the Existing Debt and (ii) the Revolving Loans for general corporate purposes.

                  (c) If any additional Subsidiary is formed or acquired after the Effective Date, (i) the Borrower will notify the Local Agent, the US Administrative Agent and the Lenders thereof, (ii) the Borrower will cause such Subsidiary to become a party to the Subsidiary Guarantee Agreement and each applicable Security Document within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Local Agent or the US Administrative Agent shall reasonably request and (iii) the Borrower will pledge or cause to be pledged any shares of capital stock and promissory notes evidencing any indebtedness of such Subsidiary owned by or on behalf of the Borrower or any Subsidiary pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired.

                  (d) The Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Local Agent or the US Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Local Agent and the US Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Local Agent and the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Loan Documents. If any material assets (other than assets constituting Collateral under any Loan Document that become subject to the Lien of such Loan Document upon acquisition thereof), including any real property or improvements thereto or any interest therein, are acquired by the Borrower or any Subsidiary after the Effective Date, the Borrower will promptly notify the Local Agent, the US Administrative Agent and the Lenders thereof and will cause such assets to be subjected to a Lien securing the obligations of the Loan Parties, all at the expense of the Loan Parties. Without limiting the generality of the foregoing, the Borrower will, and will cause Holdings and each Subsidiary to, duly execute and deliver each document, or otherwise comply with each undertaking, described on Schedule 1.

                  (e) The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation.

                  (f) The Borrower will not, and will not permit any Subsidiary to, do any act, or fail to do any act, if such act, or failure to do such act, would result in a Default or Event of Default under the WMT Credit Agreement.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V;

                  (d) any Event of Default shall have occurred under and as defined in the WMT Credit Agreement and the loans and other extensions of credit thereunder shall have been accelerated;

                  (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any domestic or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (f) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any domestic or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (g) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

                  (h) the US Issuing Bank shall have notified the Local Agent that it is terminating any Standby Letter of Credit pursuant to the terms of such Standby Letter of Credit and is not issuing a replacement Standby Letter of Credit prior to such termination;

then, and in every such event (other than an event with respect to WMT Holdings, WMT, Holdings or the Borrower described in clause (e) or (f) of this Article), and at any time thereafter during the continuance of such event, the Local Agent may, and at the request of the Required Lenders, the Local Agent shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) make a drawing, whether full or partial, under any Standby Letter of Credit in an aggregate amount not in excess of any amount then due and payable under any Loan Document; and in case of any event with respect to WMT Holdings, WMT, Holdings or the Borrower described in clause (e) or (f) of this Article, (i) the Commitments shall automatically terminate, (ii) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) the Local Agent may, and at the request of the Required Lenders shall, make a drawing, whether full or partial, under any Standby Letter of Credit in an aggregate amount not in excess of any amount then due and payable under any Loan Document.


                                   ARTICLE VII

                                 THE LOCAL AGENT

                  Each of the Lenders hereby irrevocably appoints Chase Manhattan Bank, Paris Branch, as Local Agent and authorizes the Local Agent to take such actions on its behalf and to exercise such powers as are delegated to the Local Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Local Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Local Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Affiliate thereof as if it were not the Local Agent hereunder.

                  The Local Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and the WMT Credit Agreement. Without limiting the generality of the foregoing, (a) the Local Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Local Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents and the WMT Credit Agreement that the

Local Agent is required to exercise in writing by the Required Lenders or the US Required Lenders (or such other number or percentage of the Lenders or US Lenders as shall be necessary under the circumstances as provided in Section 8.02), and (c) except as expressly set forth in the Loan Documents, the Local Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the bank serving as Local Agent or any of its Affiliates in any capacity. The Local Agent shall not be liable to any Lender for any action taken or not taken by it with the consent or at the request of the Required Lenders or the US Required Lenders (or such other number or percentage of the Lenders or US Lenders as shall be necessary under the circumstances as provided in Section 8.02) or in the absence of its own gross negligence or wilful misconduct. The Local Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Local Agent by the Borrower or a Lender, and the Local Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Local Agent.

                  The Local Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Local Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Local Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Local Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Local Agent. The Local Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Local Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Local Agent.

                  Subject to the appointment and acceptance of a successor to the Local Agent as provided in this paragraph, the Local Agent may resign at any time by notifying the Lenders, the US Administrative Agent and the Borrower. Upon any such resignation, the Required Lenders and the US Required Lenders shall have the right to appoint a successor. So long as no Default or Event of Default shall have occurred and be continuing, the appointment of a new Local Agent shall require the consent of the Borrower (which consent shall not be unreasonably withheld). If no successor shall have been so appointed by the joint action of the Required Lenders and the US Required Lenders and shall have accepted such appointment within 30 days after the retiring Local Agent gives notice of its resignation, then the retiring Local Agent may, on behalf of the Lenders, appoint a successor Local Agent which shall be a bank with an office in Paris, France, or an Affiliate of any such bank, having a combined capital and surplus of at least euro 250,000,000 (or the foreign currency equivalent thereof). Upon the acceptance of its appointment as Local Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Local Agent, and the retiring Local Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Local Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Local Agent's resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Local Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Local Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Local Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Local Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  Whenever any action or consent of the US Issuing Bank, US Lenders or US Required Lenders is required hereunder, absent actual knowledge to the contrary, the Local Agent and each Lender shall be entitled to rely on any representation or certification by the US Administrative Agent that such action or consent has been obtained.

                  The US Syndication Agent, in such capacity, shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement. Without limiting the foregoing sentence, the US Syndication Agent shall not have, or be deemed to have, any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the US Syndication Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Rue Pasteur-Zone Industrielle, 83210 La Farlede, France (Telecopy No. 33 (0) 4 94 21 75
         43); with copies to Wright Medical Technology, Inc., 5677 Airline Road, Arlington, Tennessee 38002, Attention of General Counsel (Telecopy No.
         (901) 867-4398), and Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attention of Steven J. Gartner (Telecopy No.
         (212) 728-8111);

                  (b) if to the Local Agent or the Initial Lender, to Chase Manhattan Bank, Paris Branch, Washington Plaza, 40-42 rue Washington, 75008 Paris, France, Attention of Marc Danan (Telecopy No. 33 (0) 1 53 77 14 49), with a copy to the US Administrative Agent.

                  (c) if to the US Administrative Agent, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Anne Bowles (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Steve Rochford (Telecopy No. (212) 270-7275);

                  (d) if to the US Syndication Agent, to Bank of America, N.A. at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention of David Izard (Telecopy No. (704) 386-3270); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth on the applicable Assignment and Acceptance.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 8.02. WAIVERS; AMENDMENTS. (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of any Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, with the consent of the US Required Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Local Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders and the US Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the final maturity of any Loan, or any scheduled date of payment of interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 2.15(f) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Term Lender and each US Lender affected thereby, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or "US Required Lenders" any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender and each US Lender, (vii) release any Loan Party from its guarantee under any Loan Document (except as expressly provided in such Loan Document), or limit its liability in respect of such guarantee, without the written consent of each Lender and each US Lender,
(viii) release all or substantially all of the Collateral from the Liens of the Loan Documents, without the written consent of each Lender and each US Lender, or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent.

                  SECTION 8.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by any Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for any Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Loan Party or any environmental liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any Related Party of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by them to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Revolving Loans, outstanding Term Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor setting forth a computation of the amount due and reasonable supporting documentation.

                  SECTION 8.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and each US Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, any Person having rights of subrogation by operation of Section 8.15 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Local Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Local Agent) shall not be less than euro 1,000,000 unless each of the Borrower and the Local Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the assignee, if it shall not be a Lender, shall deliver to the Local Agent an administrative questionnaire in a form satisfactory to the Local Agent and (v) the assignment will be perfected at the Borrower's expense in accordance with Article 1690 of the French Civil Code; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (e) or (f) of Article VI has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Local Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Paris, France, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Lenders and the US Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent, any Lender or any US Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section, the Local Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Agents sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; PROVIDED that the amount payable to the seller of the participation and the Participant in the aggregate shall not exceed the amount which would otherwise be payable had a participation not been sold. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender; PROVIDED that such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 8.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and by any Person having rights of subrogation, whether contingent or otherwise, under this Agreement and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated and so long as any Person has any rights of subrogation, contingent or otherwise, under this Agreement. The provisions of Sections 2.12, 2.13, 2.14 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the WMT Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when the Local Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 8.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE REPUBLIC OF FRANCE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.12. CONFIDENTIALITY. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors in connection with the administration of the Loans and Commitments (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate thereof. For the purposes of this Section, "INFORMATION" means all information received from the Borrower or any Affiliate relating to the Borrower or its businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or such Affiliate; PROVIDED that, in the case of information received from the Borrower or such Affiliate after the Effective Date, such information is clearly identified at the time of delivery as confidential or contains business plans or projections. The Lenders shall use all information supplied by or on behalf of the Borrower under this Agreement and the other Loan Documents solely in connection with the Loan Documents, the Obligations and/or in dealing with its other credits with the Borrower and its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 8.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at a rate determined by the Local Agent to be the rate payable for interbank loans in accordance with banking industry rules, to the date of repayment, shall have been received by such Lender.

                  SECTION 8.14. EFFECTIVE GLOBAL RATE. For the purpose of Article L 313-7 et. seq. of the French Consumer Code, the effective global rate ("TAUX EFFECTIF GLOBAL") payable by the Borrower under this Agreement is set out in a side letter dated the Effective Date.

                  SECTION 8.15. SUBROGATION. In the event that any obligation of any Loan Party under this Agreement or any other Loan Document is paid with the proceeds of a disbursement under any Standby Letter of Credit, the Borrower, the Local Agent and the Lenders hereby agree that the US Issuing Bank and the US Lenders shall be subrogated to the rights of the Local Agent and the Lenders under this Agreement and each other Loan Document to the extent, and not in excess of the amount of such disbursement; PROVIDED that nothing in this Section shall limit the right of any Person having rights of subrogation pursuant to this Section from receiving any interest, fees or other amount otherwise owing to such party hereunder following any such subrogation. Simultaneously with each request for a disbursement under any Standby Letter of Credit, the Local Agent shall provide the US Issuing Bank, for the benefit of the US Issuing Bank and the US Lenders, a letter of release ("QUITTANCE SUBROGATIVE") in a form satisfactory to the US Administrative Agent (if not otherwise specified in applicable Standby Letter of Credit) to effect such subrogation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             CREMASCOLI ORTHO HOLDING S.A.,
                             as the Borrower,


                             by /s/ Joseph Schull
                               ---------------------------
                               Name:  Joseph Schull
                               Title: Directeur General


                             CHASE MANHATTAN BANK,
                             PARIS BRANCH,
                             as the Initial Lender and as the Local Agent,


                             by /s/ Marc Danan
                               ---------------------------
                               Name:  Marc Danan
                               Title: V.P.


                             THE CHASE MANHATTAN BANK,
                             as US Administrative Agent and US Collateral
                             Agent and on behalf of the US Issuing Bank and the US Lenders,


                             by /s/ Laurie B. Perper
                               ---------------------------
                               Name:  Laurie B. Perper
                               Title: Vice President


                             BANK OF AMERICA, N.A.,
                             as US Syndication Agent,


                             by /s/ David H. Strickert
                               ---------------------------
                               Name:  David H. Strickert
                               Title: Principal